Exhibit 5.2

GP Investments Acquisition Corp.
150 E. 52nd Street, Suite 5003
New York, NY 10022

RE:	GP Investments Acquisition Corp.;
Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to GP Investments Acquisition Corp., a Cayman Islands company limited by shares (the “Company”), in connection with the Registration Statement on Form S-4, filed with the Securities and Exchange Commission (the “Commission”) on June 30, 2017, as amended and supplemented through the date hereof, under the Securities Act of 1933, as amended (the “Securities Act”) (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”), relating to, among other things, (i) the merger of Let’s Go Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of the Company (“Let’s Go”), with and into Rimini Street, Inc., a Nevada corporation (“Rimini Street”), with Rimini Street surviving and becoming a wholly-owned subsidiary of the Company (the “First Merger”), (ii) the subsequent merger of Rimini Street with and into the Company with the Company surviving (the “Second Merger” and together with the “First Merger”, the “Mergers”), each of the foregoing Mergers pursuant to the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of May 16, 2017, as amended by Amendment No. 1 thereto, dated June 30, 2017 (as so amended, the “Merger Agreement”), by and among the Company, Let’s Go, Rimini Street, and, solely in its capacity as the initial Holder Representative thereunder, the Holder Representative named therein and (iii) as a condition to the effectiveness of the First Merger (consummation of which is a condition to the effectiveness of the Second Merger), the proposal of the Company to change its jurisdiction of incorporation by discontinuing as an exempted company in the Cayman Islands and continuing and domesticating as a corporation incorporated under the laws of the State of Delaware (the “Domestication”). Immediately following or in connection with the effectiveness of the Second Merger, the Company will change its corporate name to “Rimini Street, Inc.”

GP Investments Acquisition Corp.
August 30, 2017

Prior to and as a condition of the Mergers, the Company will change its jurisdiction of incorporation by effecting a deregistration under Article 206 of the Cayman Islands Companies Law and a domestication under Section 388 of the General Corporation Law of the State of Delaware (the “DGCL”) by filing a certificate of corporate domestication (the “Certificate of Domestication”) simultaneously with a Certificate of Incorporation (as defined below), in each case, in respect of the Company with the Secretary of State of the State of Delaware (the “DE Secretary of State”). The Domestication is subject to the approval of the shareholders of the Company. In this opinion, we refer to the Company following effectiveness of the Domestication as “RMNI.”

Upon completion of the First Merger, each share of Rimini Street’s (v) Class A Common Stock, par value $0.001 per share (“Class A Common Stock”), (w) Class B Common Stock, par value $0.001 per share (“Class B Common Stock”), (x) Series A Preferred Stock, par value $0.001 per share (“Series A Preferred Stock”), on an as-converted basis, (y) Series B Preferred Stock, par value $0.001 per share (“Series B Preferred Stock”), on an as-converted basis and (z) Series C Preferred Stock, par value $0.001 per share (“Series C Preferred Stock”, and together with the Class A Common Stock, Class B Common Stock, Series A Preferred Stock, the “Capital Stock”), on an as converted basis, that is issued and outstanding immediately prior to the effective time of the First Merger (other than shares of Rimini Street’s Capital Stock, if any, (i) held in the treasury of Rimini Street, which treasury shares shall be canceled as part of the First Merger and shall not constitute “Capital Stock” under the Merger Agreement and (ii) held by stockholders who have perfected and not withdrawn a demand for appraisal rights pursuant to Sections 92A.300 through 92A.500 of the Nevada Revised Statutes (the “NRS”) shall be canceled and converted into and become the right to receive the applicable portion (in shares) of the Merger Consideration (as defined in the Merger Agreement) as determined pursuant to Sections 3.1(a) and 3.1(e) of the Merger Agreement. The Mergers are subject to satisfaction or waiver of a number of conditions, including, among others, approval and adoption of the Merger Agreement by the Company’s shareholders as well as completion of the Domestication.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

GP Investments Acquisition Corp.
August 30, 2017

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the Merger Agreement, filed as Exhibit 2.1 of the Company’s filing on Form 8-K (No. 001-37397), with the Commission on May 17, 2017; (iii) the form of Certificate of Incorporation of RMNI to be effective upon the Domestication (the “Certificate of Incorporation”), filed as Exhibit 3.2 to the Registration Statement; (iv) the form of By-laws of RMNI to be effective upon the Domestication (the “By-laws”), filed as Exhibit 3.3 to the Registration Statement; (v) the Warrant Agreement, dated May 19, 2015, between the Company and Continental Stock Transfer & Trust Company, filed as Exhibit 4.1 of the Company’s filing on Form 8-K (No. 001-37397), with the Commission on June 1, 2015 (the “Warrant Agreement” and each issued and outstanding whole warrant, a “Warrant”); (vi) a Specimen Unit Certificate of the Company, filed as Exhibit 4.1 of the Company’s Form S-1/A (No. 333-203500), with the Commission on April 17, 2015 (each issued and outstanding unit, a “Unit”); (vii) the Underwriting Agreement, dated May 19, 2015, between the Company and Citigroup Global Markets Inc. as representative of the several underwriters, filed as Exhibit 1.1 of the Company’s Form 8-K (No. 001-37397), with the Commission on June 1, 2015 (the “Underwriting Agreement”) and (viii) resolutions of the Board of Directors of the Company, dated May 15, 2017, relating to, among other things, the Registration Statement, the Mergers and the Domestication.

We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinion expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials, including with respect to the filing procedure for effecting a domestication under Section 388 of the DGCL.

GP Investments Acquisition Corp.
August 30, 2017

In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have assumed the following matters:

1.           Prior to effecting the Domestication: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved, among other things, the Merger Agreement and the Domestication and (iii) all other necessary action will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

2.           The current draft of the Certificate of Incorporation, in the form thereof submitted for our review, without alteration or amendment (other than identifying the appropriate date) will be duly authorized and executed and thereafter be duly filed with the DE Secretary of State in accordance with Sections 103 of the DGCL, that no other certificate or document, other than the Certificate of Domestication as required under Section 388 of the DGCL, has been, or prior to the filing of the Certificate of Incorporation will be, filed by or in respect of the Company with the DE Secretary of State and that the Company will pay all fees and other charges required to be paid in connection with the filing of the Certificate of Incorporation; and

3.           Prior to the issuance of the RMNI Merger Shares: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of the Company will have approved and adopted the Merger Agreement; (iii) the First Merger, the Domestication and the other transactions contemplated by the Merger Agreement to be consummated concurrent with or prior to the First Merger will have been consummated and (iv) the First Merger will have become effective under the DGCL and the NRS.

In giving the following opinions, we have relied (without further verification) upon the legal opinion of Maples and Calder to be filed as Exhibit 5.1 to the Registration Statement.

Members of our firm are admitted to the bar in the State of New York and the State of Delaware, and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of New York or the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

GP Investments Acquisition Corp.
August 30, 2017

Based upon and subject to the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.           Upon the filing of the Certificate of Domestication simultaneously with the Certificate of Incorporation with the DE Secretary of State, the Domestication will become effective and the Company will continue as a corporation incorporated under the laws of the State of Delaware.

2.           Upon effectiveness of the Domestication, the issued and outstanding ordinary shares of the Company, par value $0.0001 per share, of the Company will automatically convert by operation of law, on a one-for-one basis, into duly authorized, validly issued, fully paid and non-assessable shares of RMNI common stock, par value $0.0001 per share.

3.           Upon effectiveness of the Domestication, each issued and outstanding Warrant will be a valid and binding agreement of RMNI, enforceable against RMNI in accordance with its terms.

4.           Upon effectiveness of the Domestication, each outstanding Unit will be a valid and binding agreement of RMNI, enforceable against RMNI in accordance with its terms.

5.           The RMNI Merger Shares, when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, will be duly authorized, validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Skadden, Arps, Slate, Meagher & Flom LLP
Skadden, Arps, Slate, Meagher & Flom LLP